Exhibit 8.1

List of Subsidiaries of Registrant

Below is a list of major subsidiaries directly or indirectly owned by CNH as of December 31, 2009.

Company Name	Country	Percentage

Banco CNH Capital S.A.	Brazil	100

BLI Group, Inc.	USA	100

Blue Leaf I.P., Inc.	USA	100

Case Brazil Holdings, Inc.	USA	100

Case Canada Receivables, Inc.	Canada (Alberta)	100

Case Construction Equipment, Inc.	USA	100

Case Construction Machinery (Shanghai) Co., Ltd.	China	100

Case Credit Holdings Limited	USA	100

Case Dealer Holding Company LLC	USA	100

Case Equipment Holdings Limited	USA	100

Case Equipment International Corporation	USA	100

Case Europe S.a.r.l.	France	100

Case Harvesting Systems GmbH	Germany	100

Case IH Agricultural Equipment, Inc.	USA	100

Case IH Machinery Trading (Shanghai) Co. Ltd.	China	100

Case India Limited	USA	100

Case International Marketing, Inc.	USA	100

Case LBX Holdings, Inc.	USA	100

Case New Holland Inc.	USA	100

Case New Holland Machinery (Harbin) Limited	China	100

Case United Kingdom Limited	United Kingdom	100

CNH Agriculture Receivables LLC	USA	100

CNH America LLC	USA	100

CNH Argentina S.A.	Argentina	100

CNH Asian Holding Limited N.V.	Belgium	100

CNH Australia Pty Limited	Australia	100

CNH Baumaschinen GmbH	Germany	100

CNH Belgium N.V.	Belgium	100

CNH Canada, Ltd.	Canada (Ontario)	100

CNH Capital America LLC	USA	100

CNH Capital Australia Pty Limited	Australia	100

Company Name	Country	Percentage

CNH Capital Benelux N.V.	Belgium	100

CNH Capital Canada Insurance Agency Ltd.	Canada (Alberta)	100

CNH Capital Canada Ltd.	Canada (Alberta)	100

CNH Capital Equipment Loan and Lease Facility LLC	USA	100

CNH Capital Insurance Agency Inc.	USA	100

CNH Capital LLC	USA	100

CNH Capital RACES LLC	USA	100

CNH Capital Receivables LLC	USA	100

CNH Capital U.K. Ltd.	United Kingdom	100

CNH Componentes, S.A. de C.V.	Mexico	100

CNH Danmark A/S	Denmark	100

CNH Deutschland GmbH	Germany	100

CNH Engine Corporation	USA	100

CNH Europe Holding S.A.	Luxembourg	100

CNH Financial Services A/S	Denmark	100

CNH Financial Services GmbH	Germany	100

CNH Financial Services S.A.S.	France	100

CNH France S.A.	France	100

CNH International S.A.	Switzerland	100

CNH Italia S.p.A.	Italy	100

CNH Latin America Ltda.	Brazil	100

CNH Maquinaria Spain, S.A.	Spain	100

CNH Osterreich GmbH	Austria	100

CNH Polska Sp. z o.o.	Poland	100

CNH Portugal Comercio de Tractores e Maquinas Agricolas, Ltda.	Portugal	100

CNH Receivables LLC	USA	100

CNH Services S.r.l	Italy	100

CNH Services (Thailand) Limited.	Thailand	100

CNH Trade N.V.	Netherlands	100

CNH U.K. Limited	United Kingdom	100

CNH Wholesale Receivables LLC	USA	100

Farmers New Holland, Inc.	USA	100

Fermec North America, Inc.	USA	100

Fiatallis North America LLC	USA	100

Flagship Dealer Holding Company, LLC	USA	100

Company Name	Country	Percentage

Flexi-Coil (U.K.) Limited	United Kingdom	100

HFI Holdings, Inc.	USA	100

International Harvester Company	USA	100

J.I. Case Company Limited	United Kingdom	100

Limited Liability Company “CNH Parts and Service Operations”	Russia	100

MBA AG	Switzerland	100

New Holland Agricultural Equipment S.p.A.	Italy	100

New Holland Australia Pty Ltd	Australia	100

New Holland Construction Equipment S.p.A.	Italy	100

New Holland Credit Company, LLC	USA	100

New Holland Excavator Holdings LLC	USA	100

New Holland Holding Limited	United Kingdom	100

New Holland Holding (Argentina) S.A.	Argentina	100

New Holland Ltd.	United Kingdom	100

New Holland Tractor Ltd. N.V.	Belgium/U.K.	100

O&K Hilfe GmbH	Germany	100

Pryor Foundry, Inc.	USA	100

Receivables Credit II Corporation	Canada (Alberta)	100

Southside New Holland Tractor & Equipment, Inc.	USA	100

Steyr Center Nord GmbH	Austria	100

Sunrise Tractor & Equipment Inc.	USA	100

New Holland Fiat (India) Pvt. Ltd.	India	96

Jackson New Holland, Inc.	USA	94

Mid State New Holland, Inc.	USA	88

New Holland Kobelco Construction Machinery S.p.A.	Italy	75

Northside New Holland, Inc.	USA	70

Kobelco Construction Machinery America LLC	USA	65

Ridgeview New Holland, Inc.	USA	65

Shanghai New Holland Agricultural Machinery Corporation Limited	China	60

UzCaseMash LLC	Uzbekistan	60

UzCaseagroleasing LLC	Uzbekistan	51

UzCaseService LLC	Uzbekistan	51

UzCaseTractor LLC	Uzbekistan	51

Case Mexico S.A. de C.V.[1]	Mexico	50

Case Special Excavators N.V.	Belgium	50

Company Name	Country	Percentage

CNH Capital Europe B.V. [2]	Belgium	50

CNH Capital Europe GmbH[2]	Austria	50

CNH Capital Europe Ltd.[2]	United Kingdom	50

CNH Capital Europe S.a.S.	France	50

CNH Comercial, S.A. de C.V.[1]	Mexico	50

CNH de Mexico, S.A. de C.V.	Mexico	50

CNH Industrial S.A. de C.V. [1]	Mexico	50

CNH Reman LLC	USA	50

CNH Servicios Corporativos S.A. de C.V.[1]	Mexico	50

Employers’ Health Initiatives, LLC	USA	50

L&T-Case Equipment Private Limited	India	50

LBX Company LLC	USA	50

New Holland HFT Japan, Inc.	Japan	50

CNH Servicios Comerciales, S.A. de C.V., SOFOM, E.N.R.	Mexico	49

Medicine Hat New Holland, Ltd.	Canada	44

Al-Ghazi Tractors Ltd.	Pakistan	43

Consorzio Nido Industria Vallesina	Italy	39

RosCaseMash	Russia	38

Turk Traktor ve Ziraat Makineleri A.S.	Turkey	38

European Engine Alliance S.c.r.l.	Italy	33

Farm FZCO	United Arab Emirates	29

Fiat Gra. De EEIG	United Kingdom	23

Kobelco-CNH Australia Pty Limited[3]	Australia	20

Kobelco Construction Machinery Co., Ltd.	Japan	20

CODEFIS Società consortile per azioni	Italy	14

Nuova Didactica S.c.a.r.l.	Italy	12

Consorzio per lo Sviluppo delle Aziende Fornitrici in liquidation	Italy	11

[1]	Indirectly through the participation in CNH de Mexico, S.A. de C.V. Total voting rights held: 50%.
[2]	Indirectly through the participation in CNH Capital Europe S.A.S. Total voting rights held: 50%.
[3]	Indirectly through the participation in Kobelco Construction Machinery Ltd. Total voting rights held: 20%.

Company Name	Country	Percentage

Polagris S.A.	Lithuania	11

Brahma Steyr Tractors Limited	India	10

Corporation for the Romanian Agricultural Project Srl	Romania	10

Fiat-Revisione Interna Scrl	Italy	10